Exhibit 99.2

Contacts:

MSC Income Fund, Inc.

Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com

Jesse E. Morris, CFO & COO, jmorris@mainstcapital.com

713-350-6000

NEWS RELEASE

MSC Income Fund Announces Quarterly Dividend
And Upcoming Share Repurchase Offer

Quarterly Dividend of $0.16 per Share Payable August 1, 2022

28% Increase from the Quarterly Dividend Paid in August 2021

HOUSTON, May 13, 2022 – MSC Income Fund, Inc. (the “Company”) is pleased to announce that its Board of Directors (the “Board”) has declared a quarterly cash dividend of $0.16 per share, which represents a 28% increase from the quarterly dividend paid in August 2021. This dividend will be payable on August 1, 2022 to holders of the Company’s common stock as of a record date of June 30, 2022.

Additionally, the Board approved the Company making a repurchase offer for 90% of the amount of proceeds resulting from shares issued in lieu of cash distributions from the August 1, 2022 dividend payment to participants in the Company’s distribution reinvestment plan.  Stockholders who hold shares in their own name will receive instructions on how to access the tender offer materials in the mail after a tender offer is announced.  The forms will also be made available on the Company’s website at www.mscincomefund.com/investors.  These materials must be completed and returned to the Company in proper form before the applicable expiration date.  If shares are custodian held or broker controlled, materials must be timely submitted in proper form by your custodian or broker on your behalf.  If you do not receive the tender offer materials after a tender offer is announced, please contact your broker or Hines Securities Investor Relations at 888-220-6121.

The final determination of the tax attributes for dividends each year are made after the close of the tax year.  The final tax attributes for 2022 dividends are currently expected to include a combination of ordinary taxable income and qualified dividends and may include capital gains and return of capital.

The Company has adopted an “opt in” dividend reinvestment plan for its stockholders.  As a result, stockholders will receive dividends in cash unless they have specifically “opted in” to the dividend reinvestment plan to have their cash dividend reinvested in additional shares of the Company’s common stock.

Stockholders of the Company are encouraged to visit the Company’s website at www.mscincomefund.com for additional periodic updates regarding the Company and to sign up for email updates from the Company through the Company’s website at www.mscincomefund.com/news/email-alerts.

For general inquiries regarding the Company, please contact:

MSC Adviser I, LLC

Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Jesse E. Morris, CFO & COO, jmorris@mainstcapital.com
713-350-6000

For inquiries regarding a specific account or holdings therein, please contact:

Hines Securities Investor Relations

888-220-6121

ABOUT MSC INCOME FUND, INC.

MSC Income Fund, Inc. is a specialty finance company that primarily provides customized debt capital to middle market companies and long-term debt and equity capital to lower middle market companies. The Company’s lower middle market companies generally have annual revenues between $10 million and $150 million. The Company’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

ABOUT MSC ADVISER I, LLC

MSC Adviser I, LLC is a wholly owned subsidiary of Main Street Capital Corporation (NYSE: MAIN) that is registered as an investment adviser under the Investment Advisers Act of 1940.  It currently manages investments for external parties, including the Company.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements, including but not limited to the continued payment of future dividends, continued repurchase of shares through the share repurchase program and the potential tax attributes for 2022 dividends.  Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance.  Actual performance and results could vary materially from these estimates and projections of the future as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission.  Such statements speak only as of the time when made and are based on information available to the Company as of the date hereof and are qualified in their entirety by this cautionary statement.  The Company assumes no obligation to revise or update any such statement now or in the future.

# # #